EXHIBIT 10.1



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                           1600 STEWART AVENUE, L.L.C.



                                                         Landlord,



                                       and



                                800-FLOWERS, INC.



                                                                         Tenant,



           ---------------------------------------------------------



                                      LEASE



           ---------------------------------------------------------



                  Premises known as Suites 408, 500 and 700

                            in the Building known as

                               1600 Stewart Avenue

                            Westbury, New York 11590



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            LEASE dated this ______ day of May, 1998, between 1600 STEWART

AVENUE, L.L.C., a Delaware limited liability company ("Landlord"), having its offices at c/o Oaktree Capital Management, LLC, 550 South Hope Street, 22nd

Floor, Los Angeles, California 90071, Attn: Michael A. Halperin, and

800-FLOWERS, INC. ("Tenant"), having its offices at 1600 Stewart Avenue, Suite

700, Westbury, New York 11590.



                                   WITNESSETH:



            Landlord and Tenant hereby covenant and agree as follows:



                                   ARTICLE 1



                     Basic Lease Provisions and Definitions



            1.01. Term: The term of this lease shall commence on May 15, 1998

(the "Commencement Date" or "Rent Commencement Date") and shall end on May 31,

2005, or sooner, pursuant to the other terms, covenants and conditions of this lease.



            A "Lease Year" shall comprise a period of twelve consecutive months,

except the first Lease Year shall commence on May 15, 1998 and shall end on May

31, 1999. Each succeeding Lease Year shall end on the anniversary date of the last day of the first Lease Year.



            Fixed Rent: Commencing on May 15, 1998, and thereafter on the first day of each and every month hereof, Tenant shall pay in equal monthly installments, without notice, demand, offset or abatement, except as specifically set forth herein, to the Landlord at the address of the Landlord hereinabove set forth or at such other place as LANDLORD may designate, a Base

Annual Fixed Rent of Eighteen and 90/100 ($18.90) Dollars per rentable square foot for the first lease year, which aggregate amount shall be increased by Four

(4%) per cent on the first day of each Lease Year during the term of this lease

("Fixed Rent"), as follows:



                  1. For the first Lease Year, the fixed annual rent is

$1,340,558.10, which is payable in equal monthly installments of $111, 713.18.



                  2. For the second Lease Year, the fixed annual rent is

$1,394,180.42, which is payable in equal monthly installments of $116,181.71.



                  3. For the third Lease Year, the fixed annual rent is $1,

449,947.64, which is payable in equal monthly installments of $120,828.97.



                  4. For the fourth Lease Year, the fixed annual rent is

$1,507,945.56, payable in equal monthly installments of $125,662.13.



                  5. For the fifth Lease Year, the fixed annual rent is

$1,568,263.38, payable in equal monthly installments of $130,688.62.



                  6. For the sixth Lease Year, the fixed annual rent is

$1,630,993.98, payable in equal monthly installments of $135,916.16.





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                  7. For the seventh Lease Year, the fixed annual rent is

$1,696,233.68, payable in equal monthly installments of $141,352.81.



            The Fixed Rent as set forth in sub paragraphs (1) through (7)

immediately above does not include increases of Additional Rent, as hereinafter defined, including, but not limited to, pro-rata increases in taxes, insurance and ground lease payments as provided hereinafter.



            In the event the Rent Commencement Date shall be a day other than the first day of the month, then the fractional rent, if any, from the Rent

Commencement Date to the first day of the following month shall be paid by

Tenant to Landlord within five (5) days after the Rent Commencement Date. Tenant has deposited with Landlord upon the signing of this lease the rent in for the period May 15, 1998 through June 30, 1998, in the amount of $92,580.93, which sum represents the rent provided for in this lease for said period less a credit for the rent pre-paid under the prior lease, in the amount of $60,294.09.



            Notwithstanding, the provisions of this Section 1.01, provided

Tenant is not in default hereunder, beyond any applicable cure period, Tenant shall receive a rent credit, in the total amount of $565,709.30, in nine (9)

equal monthly installments of $62,856.59 (which amount is a credit of one-half of the Fixed Rent due during the period July 1, 1998 through March 31, 1999 plus an additional credit, in the amount of $63,000.00, spread over the nine (9)

month period).



            Landlord and Tenant agree that as of the Commencement Date, Tenant will not be in possession of 6,220 square feet on the seventh floor.

Accordingly, the Fixed Rent attributable to that portion of the Demised

Premises, in the amount of $9,796.50 per month, shall be abated until such time as such space is delivered to Tenant. Tenant agrees that Fixed Rent for the portion of the Demised Premises delivered to Tenant after the Commencement Date shall become due as of the date of delivery of possession of such premises to

Tenant in a vacant, broom clean condition, free of all fixtures and furnishings,

and shall be paid by Tenant to Landlord within five (5) days after demand therefore. Any amount so paid by Tenant in excess of the actual rent due shall be credited against the next due rent payment(s).



            Parking Spaces: Landlord agrees that the parking area as set forth on Exhibit B containing approximately 264 parking spaces, shall be designated for the exclusive use of Tenant (the "Designated Parking Area"). In addition,

Tenant shall receive twenty (20) reserved parking spaces outside of the

Designated Parking Area. Tenant and its employees shall use the Designated

Parking Area exclusively. Tenant's employees may not use the unreserved spaces in the parking lot adjoining the Building, however its customers, invitees and other visitors may use the visitors parking in common with the other tenants of the Building. Landlord shall have no obligation to insure exclusive use of the

Designated Parking Area or reserved parking spaces by Tenant. Tenant shall have the right, at Tenant's sole cost and expense, to mark the Designated Parking

Area and otherwise enforce Tenant's exclusive right to use the Designated

Parking Area. Landlord agrees to cooperate with Tenant in regard to such enforcement, including, but not limited to Tenant's right to post signs and to have illegally parked cars towed from the Designated Parking Area. Should Tenant desire to do so, it may arrange for off-site parking for its employees during all holiday periods and peak seasonal sales periods whereupon Landlord shall provide any necessary and reasonable on-site assistance.





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            Permitted Use: Tenant shall use the space on the fourth, fifth and seventh floors for General Offices and for no other purpose. General Offices shall include, but is not limited to, telemarketing, professional training and product development. In addition, Landlord grants to Tenant a license to use a portion of the lobby area of the Building for the retail sale and display of flowers, plants, gifts and related items.



            Real Estate Tax Base: The General Taxes for the tax year commencing

January 1, 1998 and ending December 31, 1998; and the School Taxes for the period commencing July 1, 1998 and ending June 30, 1999.



            Rentable Area of Demised Premises: Agreed upon by Landlord and

Tenant to contain 70,929 rentable square feet in a building of 213,690 rentable square feet. However, in the event the final approved plans differ from the foregoing, the Fixed Rent shall be adjusted accordingly.



            Security Deposit:  None.



            Tenant's Proportionate Share:  33.19%



            1.01 (b) Definitions. As used herein, the following terms shall have the meanings set forth below:



            Addresses for Notices:



             LANDLORD:                             TENANT:



             1600 Stewart Avenue, L.L.C.           800-Flowers, Inc.

             c/o Oaktree Capital                   1600 Stewart Ave.

             Management, LLC                       Westbury, New York  11590

             c/o Oaktree Capital                   Attn:  Brian McGee

             Management, LLC

             550 South Hope Street, 22nd Floor

             Los Angeles, California  90071

             Attn:  Michael A. Halperin



             with a copy to:                       with a copy to:



             1600 Stewart Avenue, L.L.C.           Gallagher, Walker & Bianco

             450 Lexington Avenue                  98 Willis Avenue

                   Suite 1600                      Mineola, New York  11501

             New York, New York  10017             Attn: Gerard M. Gallagher,

             Attn:  Marc Porosoff, Esq.            Esq.





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            Address for Payments: All payments under this Lease shall be payable and delivered to:



                  1600 Stewart Avenue, L.L.C.

                  CB Commercial Real Estate Group, Inc.

                  1600 Stewart Avenue, Suite 210

                  Westbury, New York 11590



or to such other persons or address that Landlord or a Court of competent jurisdiction may designate in writing from time to time.



            Broker: Island Realty Service Group, Inc.



            Building: The office building known as and by street address 1600

Stewart Avenue, Westbury, New York (the "Building").



            Landlord: Only the owner at the time in question of the Building or a lease of the Building, so that in the event of any transfer of title to the

Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.



            Landlord's Agents: The agents, contractors, members, partners,

shareholders, officers, directors, fiduciaries and employees of Landlord.



            Managing Agent: CB Commercial Real Estate Group Inc., 200 Garden

City Plaza, Garden City, New York 11530, or such other party as Landlord may hereafter designate by notice to Tenant.



            Property: All of the land and improvements thereon, known as and by the street number 1600 Stewart Avenue, Westbury, New York 11590.



            Repair: The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve, and maintain good working order and condition.



            Tenant's Agents: The agents, contractors, members, partners,

shareholders, officers, directors, fiduciaries and employees of Tenant.



            Tenant's Property: The furniture and furnishings of Tenant and the following which are furnished and installed by or for Tenant without expense to

Landlord and without any allowance or credit to Tenant; movable partitions,

chandeliers and other hanging, standing or projecting special lighting fixtures,

special cabinet work, other business and trade fixtures, business machines,

business equipment and communications equipment, whether or not attached to or built into the Demised Premises and which can be removed without permanent structural damage to, or permanent defacement of, the Building.





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                                   ARTICLE 2



                              Demise, Term and Rent



            2.01. Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Demised Premises. For the purposes of this Lease,

the "Demised Premises" is the suites designated as number 408 on the fourth floor of the Building containing 6,335 rentable square feet and the entire fifth and seventh floors of the Building, each containing 32,297 rentable square feet.



            2.02. Term. The term of this Lease (herein called the "Term") shall commence on May 15, 1998 and shall end at midnight on May 31, 2005 (herein called the "Expiration Date"), or on such earlier date upon which the Term shall expire or be canceled or terminate pursuant to any of the conditions or covenants of this Lease or pursuant to law.



            2.03. Rent. The rents reserved under this Lease, which shall be payable throughout the Term commencing with the Rent Commencement Date, shall consist of (a) the Fixed Rent set forth in Article 1 hereof, less any applicable rent credit, which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that

Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the first installment of Fixed Rent becoming due under this Lease), and (b)

additional rent (herein called "Additional Rent") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder for non-payment for which Landlord shall have the same remedies as for a default in the payment of Fixed Rent, all to be paid in lawful money of the United

States to Landlord at the Address for Payments set forth in Article 1 hereof, or to such other person and/or at such other place as Landlord may designate by notice to Tenant. (Fixed Rent and Additional Rent are herein sometimes collectively called "Rent").



            2.04. No Setoff. Tenant shall pay Fixed Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement,

deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.



                                   ARTICLE 3



                             Preparation of Premises



            3.01. Landlord's and Tenant's Work. Except as expressly provided to the contrary in this Lease, Tenant is hiring the Demised Premises "as-is" on the date hereof, except for reasonable wear and tear.



            In consideration thereof, Tenant shall receive a budget of $15.00 per usable square foot of the Demises Premises. Tenant shall install doors,

vents, demising walls and install any and all other improvements required to conform the Demised Premises to municipal code and/or deemed desirable by

Tenant. Tenant shall, at its sole cost and expense, obtain a space plan,

specifications and any other materials necessary for "bid" of the improvements.

Tenant shall have the right to bring in a contractor of Tenant's selection,

subject to Landlord's





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reasonable approval, however, Landlord shall have fourteen (14) days from the date of receipt of the bid from Tenant's contractor, to match the bid of

Tenant's contractor and assume the obligation to complete the work.

Notwithstanding the foregoing, Tenant shall have the right to select a contractor for installation of Tenant's phone and computer wiring within the

Demised Premises provided same does not effect the Building's systems.



            All amounts due to Tenant hereunder shall be paid to Tenant by

Landlord within thirty (30) days after Tenant delivers proof that the work has been completed together with a release of lien from the contractor and/or supplier for whose work/materials the Tenant is receiving payment from Landlord.



                                   ARTICLE 4



                                       Use



            4.01. Tenant's Business. Tenant shall use and occupy the Demised

Premises for the Permitted Use set forth in Article 1 hereof, and for no other purpose.



            4.02. Permits. If any governmental license or permit, other than a

Certificate of Occupancy, shall be required for the proper and lawful conduct of

Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.



            4.03. Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner (a) which violates the Certificate of Occupancy for the Demised Premises or for the Building; (b)

which causes or is liable to cause injury to the Building or any equipment,

facilities or systems therein; (c) which constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies;

(d) which impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) which impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (f) which annoys or inconveniences other tenants or occupants of the Building; or (g) which increases pedestrian traffic in and out of the Demised Premises or the Building above a reasonable level.



                                   ARTICLE 5



                                  Subordination



            5.01. This lease is subject and subordinate in all respects to all ground leases and/or underlying leases, to mortgages of record regardless of the holder, and to all future first mortgages from an Institutional Lender, (which term shall mean a savings bank, bank or trust company (whether for its own account or as a fiduciary), savings and loan association, pension trust,

insurance company or educational institution, organized or existing under the laws of the United States or any state in the United States) including a trust indenture which is a first lien





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and is executed in connection with an industrial revenue financing, which may now or hereafter be placed on or affect such leases and/or the real property of which the Demised Premises form a part, or any part or parts of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals,

modifications, consolidations, replacements and extensions thereof and all substitutions therefor (collectively, the "superior mortgages"). This Article

5.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.



            5.02. Without limitation of any of the provisions of this lease, in the event that any holder of any of the superior mortgages or its assigns shall succeed to the interest of Landlord in foreclosure or by deed in lieu of foreclosure or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such holder, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such holder or its assigns and to recognize such holder or its respective assigns as its Landlord. However, provided the holder honors all the terms of this lease, Tenant acknowledges said holder shall not:



            (i) be liable for any previous act or omission of Landlord unrelated to the terms of this lease;



            (ii) be subject to any offset at law or in equity, not expressly provided for in this lease, that shall have theretofore accrued to the Tenant against the Landlord hereunder; or



            (iii) be bound by any previous modification of said lease not expressly provided for herein, or by any previous prepayment of more than one month's Fixed Rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by such holder through,

or by reason of which, such holder shall have succeeded to the rights of the

Landlord hereunder;



            5.03. Tenant shall, at any time and from time to time upon not less than thirty (30) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent, additional rent and other charges have been paid in advance,

if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement,

term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein or any prospective assignee of any mortgage thereof. If, in connection with obtaining financing for the Building and the land allocated to it, a banking,

insurance or other recognized institutional lender shall request reasonable modifications in this lease as condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereof, provided that such modifications





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do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.



            5.04. The Tenant covenants and agrees that if by reason of a default under any underlying lease or installment sales contract executed in connection with industrial revenue financing (including an underlying lease through which the Landlord derives its leasehold estate in the premises), such underlying lease or installment sales contract and the leasehold estate of the Landlord in the premises demised hereby is terminated, providing notice has been given to the Tenant and leasehold mortgagee, the Tenant will attorn after receipt of notice to the then holder of the reversionary interest in the premises demised by this lease or to anyone who shall succeed to the interest of the Landlord or to the lessee of a new underlying lease entered into pursuant to provisions of such underlying lease, and will recognize such holder and/or such lessee as the

Tenant's landlord under this lease. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord or of the lessor under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment.



            5.05. "Nondisturbance, Subordination and Attornment Agreement", as

used in this Article, shall mean a provision in any instrument or a duly executed and acknowledged separate instrument, in form suitable for recording,

providing that for so long as Tenant continues to pay the Fixed Rent and any

Additional Rent in accordance with this Lease, and otherwise performs and complies with the terms and provisions of this Lease, and so long as no Events of Default, as defined in Article 21 herein exist on Tenant's part hereunder,

and provided that Tenant attorns to the party executing such Nondisturbance,

Subordination and Attornment Agreement, that such mortgagee will not name or join Tenant as a party defendant in any suit or proceeding for the dispossess of the Tenant herein, or for the foreclosure of such mortgage, and that this Lease and Tenant's possession of the Demised Premises and all of the Tenant's rights hereunder, including Tenant's right to renew this Lease, shall not be disturbed or affected. Same shall be delivered by such mortgagee on its standard form.



            5.06. Landlord agrees that it shall cause the holder of any leasehold mortgage to execute and deliver to Tenant a Nondisturbance,

Subordination and Attornment Agreement.



                                   ARTICLE 6



                            Assignment and Subletting



            6.01. Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet the Demised Premises or any part thereof or license or permit the

Demised Premises or any part thereof to be used by others, without prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, provided that:



                  (1) Tenant shall promptly notify Landlord in writing of such assignment or sublease.





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                  (2) Tenant shall not under any circumstances solicit a

sublease or assignment from any of the other tenants in the Building.



                  (3) Subtenant or assignee does not diminish the quality of the

Building as a first class office building in the Mitchel Field/Garden

City/Westbury vicinity.



                  (4) Subtenant or assignee shall expressly undertake and agree in writing to be bound by all covenants, terms and conditions of this Lease, and the rules and regulations issued thereunder.



                  (5) That Tenant is not in default hereunder beyond any

applicable cure periods.



            Upon Tenant's due compliance with the aforesaid provisions of this

Article 6, Landlord agrees not to unreasonably withhold its consent to an assignment or subletting, provided that the Tenant is not then in an uncured default under this Lease and that the proposed assignee or undertenant is financially responsible, as determined by Landlord, and further provided that such assignee or undertenant shall execute and deliver to Landlord an assumption agreement wherein it agrees to perform all the obligations of the Tenant under this Lease in form appropriate for recording.



            6.02. No assignment of this Lease or underletting of the Demised

Premises shall be permitted if it releases or discharges the Tenant or Tenant's guarantor hereunder, 800 Gift House, Inc., as successor to McCann Companies,

Inc., from any of its obligations to be performed under this Lease.



            6.03. Notwithstanding anything to the contrary contained herein,

Tenant may assign this Lease or sublet all or part of the Demised Premises to any subsidiary or affiliate or any successor by merger or consolidation provided the assignee or subtenant fully assumes all of the Tenant `s obligations hereunder, and Tenant's guarantor hereunder, 800 Gift House, Inc., remains fully obligated jointly and severally under such sublease or assignment. Said assignment or subletting shall be subject to the following additional requirements:



                  (1) Tenant shall promptly notify Landlord in writing of any such assignment or subletting.



                  (2) The subtenant or assignee shall not diminish the quality of the Building as a first class office building in the Mitchel Field/Garden

City/Westbury vicinity.



            6.04. Tenant Remains Liable. Each assignment or subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms,

provisions and conditions contained in this Lease. Notwithstanding any such assignment subletting and/or acceptance of Rent by Landlord from any subtenant,

Tenant shall and will remain fully liable for the payment of Fixed Rent and

Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this

Lease on the part of Tenant to be performed and all acts and omissions of any assignee, licensee or subtenant or anyone claiming under or through any assignee or subtenant which shall be in violation of any of the obligations of this

Lease, shall be deemed to be a violation by Tenant. Tenant further





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agrees that notwithstanding any such assignment or subletting, no other and further assignment of this Lease or subletting of the Demised Premises or any part thereof by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this

Article.



            6.05. In the event that Tenant shall assign this lease and shall receive any consideration therefore, one-half of such consideration shall be paid to the Landlord as additional rent. In the even Tenant shall sublet any of the space demised hereunder and the rent and/or additional rent reserved under any such sublease shall be in excess of the rent provided for hereunder, Tenant shall pay to the Landlord, as additional rent, as and when same is collected,

one-half the difference between the rent and additional rent reserved herein and the rent and additional rent reserved in such sublease. Notwithstanding the foregoing, it is agreed and understood that this provision shall not apply to any assignment or sublet to an affiliate of Tenant.



            6.06. Joint and Several Liability. The joint and several liability hereunder of Tenant herein named, or any immediate or remote successor in interest of said Tenant, as assignor, with each assignee subsequent to it for the obligations of Tenant hereunder in each instance provided for in this

Article shall not be discharged, released or impaired in any respect by any agreement or stipulation made between Landlord or any grantee or assignee by way of mortgage, or otherwise, of Landlord and any such assignee, extending the time of, or modifying, any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, or of the same as affected by any such agreement or stipulation, but shall remain in full force and effect, and Tenant herein named and its successors in interest preceding such assignment shall continue liable hereunder until the expiration of the Term. To charge Tenant herein named and its successors in interest preceding any such assignment no demand shall be required, nor shall there be required any notice of any default with respect to any of the obligations of this Lease, or of the same as affected by such agreement or stipulation, if any,

said Tenant and each of its said successors in interest hereby expressly waiving any such demand or notice, except that if Tenant herein named or any such successor in interest, at or about the time of making its assignment, or thereafter, gives written notice to Landlord expressly referring to this Section and demanding notice of default, Landlord shall give said Tenant or such successor in interest the same or equivalent notice of default and opportunity to cure as the Tenant in possession shall be entitled to receive under this

Lease.



                                   ARTICLE 7



                       Estoppel Certificate; Memorandum



            7.01. Delivery of Certificate. Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord,

certify by written instrument duly acknowledged and delivered to any proposed or actual mortgagee, assignee of any mortgagee or purchaser, or any other person,

firm or corporation specified by Landlord:



                  (a) This Lease is unmodified and in full force and effect (or,

            if there has been any modification, that the same is in full force and effect as modified and stating the modification);





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                  (b) Whether or not there are then existing any set-offs, or defenses against the enforcement of any of the agreements, terms,

            covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so specifying the same); and



                  (c) The dates, if any, to which the Rent has been paid in

            advance.



            7.02. Memorandum of Lease. Either party hereto, at the request of the other party, shall promptly execute, acknowledge and deliver a memorandum in form satisfactory to the requesting party with respect to this Lease, or any amendment of or other agreement supplementary to this Lease, sufficient for recording. It is agreed and understood that Tenant shall not have the right to record such memorandum without the prior written consent of Landlord.



                                   ARTICLE 8



                               Requirements of Law



            8.01. Compliance. Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all governmental authorities having jurisdiction and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty (collectively, "Regulations") upon

Landlord or Tenant with respect to the Demised Premises or the use or occupancy thereof, except that nothing herein shall require Tenant to make structural repairs or alterations unless the need for such structural repairs or alterations arises by reason of (i) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (ii) any cause or condition created by or at the instance of Tenant or (iii) the breach of any of Tenant's obligations hereunder. Tenant may, after securing Landlord to

Landlord's satisfaction against all damages, interest, penalties and expenses,

including, but not limited to, attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such Regulations provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or which may encumber the Demised Premises, the Building or the Property or cause the Demised Premises, the Building or the Property to be

condemned or vacated.



            8.02. Prohibitions. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall

Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance

Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a wrongful manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of Tenant's failure to
comply with the provisions of this Article the fire insurance rate shall be higher than it otherwise would be, then Tenant shall reimburse Landlord, as

Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following receipt of notice by Tenant together with sufficient proof of the increased premium and of such outlay by Landlord.



            8.03. Insurance Rates. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of rates for the Building or

Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building or the Demised Premises,

shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable.



                                   ARTICLE 9



                      Property Loss and Indemnification



            9.01. Limitation of Liability. Neither Landlord nor Landlord's

Agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord or Landlord's Agents, nor shall Landlord or

Landlord's Agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations or construction of any private, public or quasi-public work, unless such other tenants or persons or operations or construction was under the control and direct supervision of Landlord.



            9.02. (a) Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised

Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act,

omission or negligence of Tenant, Tenant's Agents, invitees or any subtenants or licensees or their partners, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused solely by the negligence of

Landlord or its agents) occurring in, at or upon the Demised Premises; and (d)

any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or Landlord's Agents by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).



            (b) Landlord's Indemnification. Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from or in connection with the Demised Premises during the Term caused by (i) the negligence or willful malfeasance of Landlord or

Landlord's agents or its partners, officers, agents, employees or contractors and (ii) any breach or default by Landlord in the full and prompt performance of

Landlord's obligations under this Lease; together with all reasonable costs,

expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from

Tenant, shall resist and defend such action or proceeding.



                                   ARTICLE 10



                    Destruction - Fire and Other Casualty



            10.01. Repairs. If the Demised Premises shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this

Lease shall continue in full force and effect except as hereinafter set forth.

If the Demised Premises are rendered partially unusable by fire or other casualty, the damage thereto shall be repaired by Landlord with reasonable dispatch after collection of the insurance proceeds attributable to such damage,

subject to delays due to causes beyond Landlord's control. All Fixed Rent and

Additional Rent attributable to the portion of the Demised Premises, according to the proportionate part of the Demised Premises which is unusable, shall be fully abated until such repairs shall be substantially completed. All Fixed Rent and Additional Rent for the usable portion of the Demised Premises, as apportioned, shall be due and payable to Landlord from the day following the casualty until the repairs are substantially completed and Tenant is able to use the entire Demised Premises. Landlord, however, shall have no obligation to repair any damage to Tenant's Property or Tenant's Work or any other property or effects of Tenant. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty then the Fixed Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.



            10.02. Termination. If the Demised Premises are rendered wholly unusable (whether or not the Demised Premises are damaged in whole or in part)

or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then, in either of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within one hundred twenty

(120) days after such fire or casualty. Such notice shall specify a date for the expiration of this Lease, and upon the date specified the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises, without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any Rent owing shall be paid up to the date of termination and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make repairs and restoration as herein set forth with reasonable dispatch after collection of the insurance proceeds as provided in Section 10.01.



            10.03. Tenant's Property. Tenant acknowledges that Landlord will not carry insurance on Tenant's Property or on Tenant's business records or other property of Tenant or

Tenant's Agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.



            10.04. Waiver. Tenant hereby waives the provisions of Section 227 of the Real Property Law (and any successor law of like import) and agrees that the provisions of this Article shall control in lieu thereof.



                                   ARTICLE 11



                                    Insurance



            11.01. Tenant shall not violate, or permit the violation of any condition imposed by the fire insurance policy then issued for the building of which the Demised Premises forms a part, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises,

excluding business equipment maintained in the normal course of Tenant's business which is employed for office use only, which would increase the fire or other casualty insurance rate on the building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord.

However, Tenant shall not be subject to liability or obligation under this section provided Tenant's use of the Demised Premises is in accordance with

Article 1 herein and the terms of this Lease which govern Tenant's occupancy.



            11.02. Tenant shall obtain and keep in full force and effect during the Term at its own cost and expense, public liability insurance, to afford protection in the amount of $2,000,000.00 for injury or death to any one person,

$5,000,000.00 for injury or death arising out of any one occurrence, and

$2,000,000.00 for damage to property, protecting the Landlord and the Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, on, adjacent, or connected with the Demised Premises and any part thereof. Said insurance is to be written by insurance companies admitted to do business in the State of New York which shall be reasonably satisfactory to the Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals,

replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term. In the event

Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be paid by Tenant to Landlord, within thirty (30) days of written demand therefor.



            11.03. Tenant shall include in its fire insurance policies for its contents, furniture, furnishings, fixtures and other property removable by

Tenant under the provisions of this lease and in its business interruption policy, appropriate clauses pursuant to which the insurance carriers (i) waive all rights of subrogation against Landlord with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. If Tenant, at any time,

is unable to obtain such inclusion of either of the clauses described in the preceding sentence, Tenant shall have Landlord named in such policies as one of the additional insured. Should any additional premium be exacted for including the clauses or
naming, Tenant shall be released from the obligation hereby imposed unless

Landlord shall agree to pay such additional premium within ten (10) days after receipt of written notice from Tenant that such additional premium is requested.

If Landlord shall be named as an insured, Landlord shall promptly endorse to order of Tenant, without recourse, any check, draft, or order for payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policy, and Landlord does irrevocably waive any and all rights in and to such proceeds and payments.

Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its agents and employees, for loss or damage to Tenant's contents, furniture, furnishings, fixtures and other property removable by

Tenant under the provisions of this Lease to the extent that the same is covered by Tenant's insurance, notwithstanding that such damage may result from the negligence or fault of Landlord, its agents or employees. Tenant agrees to advise Landlord promptly as to the coverage or language of clauses included in its insurance policies pursuant to this Article 11. Tenant so agrees to notify

Landlord promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming.



            11.04. Each of the parties hereto and their successors or assigns waives any and all rights of action for negligence against the other party hereto which may hereafter arise for damages to the premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them. Both parties agree to use their best efforts to obtain and maintain a waiver of subrogation from their respective carriers.

The waiver of subrogation or permission shall extend to Landlord's agents and its and their employees, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge).



            11.05. When the Fire or Casualty insurance procured by Landlord now in effect for the Building shall be renewed by Landlord and if there shall be an increase of the premium costs of such insurance over the premium costs paid for the year 1998, Tenant shall pay 33.19% of any such insurance cost increase over the premium cost paid for the year 1998. Any monies required to be paid by

Tenant to Landlord pursuant to this Article shall be made within twenty (20)

days after Landlord has rendered to the Tenant a statement setting forth a computation of the sums owed for such insurance increases, which amounts shall constitute Additional Rent and be collectable as such by Landlord.



                                   ARTICLE 12



                                 Condemnation



            12.01. Total Taking. If all or substantially all of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of the vesting of title in the condemnor.



            12.02. Partial Taking. If less than all of the Building shall be so condemned or taken, but if such taking shall substantially affect the Demised

Premises or the means of access thereto, or if such condemnation or taking shall be of a substantial part of the Demised Premises, then Landlord shall have the right to terminate this Lease and the term and estate hereby granted by the delivery of written notice to Tenant within thirty (30) days following the date of actual vesting of title in the condemnor. Such termination shall take effect as of the date of actual vesting of title in the condemnor or thirty

(30) days after the giving of such notice of termination, whichever is later. If

Landlord shall not so elect to terminate, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemnor, Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so condemned or taken bears to the total area of the Demised Premises prior to such condemnation or taking.



            12.03. Award. In the event of the termination of this Lease in accordance with this Article, Rent shall be prorated and paid to the effective date of the termination. Tenant, whether or not this Lease be canceled pursuant to this Article, shall not be entitled to claim or receive any part of any award of compensation which may be issued or rendered in any such condemnation proceeding or as a result of such condemnation or taking, and shall not be entitled to claim or receive any damages against Landlord, whether the same be for the value of the unexpired term of this Lease or otherwise.



                                   ARTICLE 13



                                     Repairs



            13.01. Tenant's Repairs. Tenant shall take good care of the Demised

Premises and the fixtures and appurtenances therein and Tenant at Tenant's sole cost and expense shall be responsible for all non-structural repairs thereto,

except as provided for herein, as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Landlord shall be responsible for maintaining the building standard air conditioning units at its sole cost and expense, however, Tenant shall be responsible for the maintenance of the supplemental air conditioning units that service Tenant's computer rooms or as otherwise installed by Tenant. Should Tenant fail to perform its repairs,

as required, Landlord may, at Landlord's option, elect to perform any such repairs on Tenant's behalf and at Tenant's expense in which event the charge therefor shall be payable by Tenant to Landlord as Additional Rent within ten

(10) days after demand therefor. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the following shall be repaired promptly by Tenant at its sole cost and expense (or at Landlord's option may be performed by Landlord at Tenant's sole cost and expense which shall be payable in accordance with the preceding sentence):



                  (a)   the performance or existence of Tenant's Work or

                        Alterations;



                  (b)   the installation, use or operation of Tenant's Property

                        in the Demised Premises;



                  (c)   the moving of Tenant's Property in or out of the

                        Building; or

                  (d)   the act, omission, misuse or neglect of Tenant, Tenant's

                        Agents or any subtenant.



All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by it, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by

Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in,

servicing or passing through the Demised Premises and following such notice,

Landlord shall remedy the condition with due diligence but at the expense of

Tenant if repairs are necessitated by damage or injury attributable to Tenant or

Tenant's Agents. It is agreed and understood that Landlord shall be responsible for repairs to the plumbing components which are part of the Building's systems

(including the toilet fixtures and sink drains and shut-off valves).



            13.02. Abatement. Except as specifically provided herein, neither

(i) the making by Landlord, Tenant or others of any decorations, repairs,

alterations, additions or improvements in or to the Building or the Demised

Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised

Premises, nor (v) any temporary or permanent closing, darkening or bricking up of windows of the Demised Premises for any reason whatsoever including, but not limited to, Landlord's own acts, nor (vi) any inconvenience or annoyance to

Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v),

shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord,

or Landlord's Agents or any Superior Lessor or Superior Mortgagee other than such liability as may be imposed upon Landlord by law for Landlord's gross negligence or the gross negligence of Landlord's Agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.



            The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in

Article 10.



                                   ARTICLE 14



                             Utilities and Services



            14.01. Electricity. Landlord shall furnish at Tenant's expense electric current to Tenant in the Demised Premises in accordance with the

Building electric design. Tenant shall be responsible for the installation,

cost, operation and maintenance of such additional fixtures or systems and business equipment and machines as Tenant shall deem necessary and which

Landlord may permit in writing in accordance with the provisions of this Lease to accommodate any total lighting and power electrical load in the Demised

Premises occasioned by Tenant's use
thereof in excess of four (4) watts per square foot of rentable area. Landlord agrees to re-program the computer controlling the HVAC and lighting for the

Demised Premises, without cost to Tenant up to four (4) times per year (any additional re-programming requested by Tenant shall be at Tenant's sole cost and expense), upon not less than seven (7) business days' prior notice.



            Landlord shall provide, at Landlord's sole cost and expense,

load/shed priority from the existing generator in the Building to the Demised

Premises. Landlord agrees that the existing generator shall be capable of supplying a minimum of 48 hours complete back-up electrical power for Tenant's business operations. Landlord agrees that it will attempt to form a tenant committee to oversee the proper inspection and maintenance of all disaster recovery equipment on or before January 1, 1999. Landlord agrees that Tenant shall have the right to designate one representative to such committee. Landlord further agrees that the disaster recovery equipment shall be fully tested a minimum of four (4) times per year.



            14.02. Electricity Charges. Tenant shall pay all charges for electric service to the Demised Premises for air conditioning, lighting and power, as billed to Tenant by the utility company servicing the Building, in accordance with Tenant's usage as stated on the separate electric meter installed by Landlord for the Demised Premises, at Landlord's sole cost and expense. Notwithstanding the foregoing, Tenant may elect to have the Demised

Premises submetered and to purchase electricity at a lower rate through Landlord as follows: Charges for electric service are recorded by Landlord from the 16th day of the month to the 15th day of the following month and shall be included on the Landlord's rent bill and due and payable by the Tenant on the 1st day of the following month.



            At no time shall Tenant's use of electric current exceed the capacity of the feeders to the Building or the risers or wiring installation. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service in the Building, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps,

typewriters, word processing equipment, desktop computers and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply

Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.



            14.03. Building Services. (a) Provided that Tenant is not in default hereunder beyond applicable cure periods, Landlord agrees to furnish or cause to be furnished on a twenty-four (24) hour basis, seven (7) days per week, 365 days per year, the following utilities and services, subject to the conditions and standards set forth below and elsewhere herein:



            (i) Landlord shall, subject to interruptions beyond Landlord's control and other provisions hereunder, furnish the Demised Premises with water for drinking and lavatory purposes only.

            (ii) Tenant shall provide, at Tenant's sole cost and expense, all janitorial services to the Demised Premises. Landlord shall provide janitorial services to the common areas of the Building, in accordance with the cleaning specifications set forth on Exhibit D hereto Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish as has been in the past attendant to

Tenant's use of the Demised Premises as offices.



            (iii) Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord. Tenant agrees to reimburse

Landlord upon demand for the cost of such fluorescent tubes and the labor and overhead for their installation.



            (iv) Landlord shall furnish lighting for the lobby, not less than one working elevator and lighting for Tenant's parking area.



            (b) Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services of which Tenant has actual notice.

Any failure to pay any costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach.



            14.04. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services, or any failure or defect in the character or supply of any utility provided to the Demised Premises, nor shall any such failure, stoppage or interruption of any such utility or service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement. However, in the event of any failure or interruption thereof, Landlord shall use reasonable diligence to have service resumed promptly.



            14.05. Air Conditioning and Heating. Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises.

Landlord reserves the right temporarily to interrupt, curtail, stop or suspend air-conditioning and heating service, and all other utility, or other services,

because of any cause beyond Landlord's reasonable control, including, without limitation, Landlord's inability to obtain, or difficulty or delay in obtaining,

labor or materials necessary therefor, or in order to comply with governmental restrictions in connection therewith. No diminution or abatement of Fixed Rent,

Additional Rent, or other compensation shall or will be claimed by Tenant,

except as specifically provided herein, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, the causes of which are hereinabove enumerated, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial eviction from the

Demised Premises, except as specifically provided herein.



            14.06. Notwithstanding the foregoing, in the event the heating,

ventilation, air conditioning, and/or electrical systems solely within the

Demised Premises, which are non-building systems and non-structural in nature,

shall cease operating in its/their entirety for a continuous and uninterrupted period of five (5) business days, then Tenant shall have the right to an abatement of Fixed Rent and/or Additional Rent for the period covered by such lack of
services, provided that any such lack of service is attributable to act(s)

within the Landlord's control. Nothing herein shall preclude Tenant from prosecuting or maintaining legal proceedings against Landlord as provided by law; the prevailing party in such litigation shall be entitled to reasonable attorney's fees.



            14.07. In the event (i) Landlord shall default in its obligation to make repairs in the Demised Premises in accordance with this Article 14, and

(ii) Tenant shall notify Landlord and Landlord's mortgagee, if any, of the existence of such default which notice shall specifically state that "unless

Landlord shall fail to commence to cure such default within twenty (20) days after the date of this notice, then Tenant may take action to cure such default under Section 14.06 of the Lease" (the "Self-Help Notice") and (iii) Landlord

either shall (x) fail to commence to cure such default within twenty (20) days after the giving of said notice or shall fail thereafter to prosecute to completion with reasonable diligence the work necessary to cure such default or

(y) fail to notify Tenant within twenty (20) days after the giving of said notice that Landlord is unable to commence to cure such default because of inability to obtain materials or strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or by any other cause beyond Landlord's reasonable control, whether or not such cause shall be similar in nature to those hereinbefore enumerated, then, but only in such events and subject to the provisions set forth in the following provisions of this section, Tenant may take action to cure such default. In the event

Tenant cures any default in accordance with the foregoing provisions of this section, any reasonable expenditures made by Tenant to cure such default shall be repaid by Landlord to Tenant within twenty (20) days demand by Tenant to

Landlord. In the event of any dispute between Landlord and Tenant as to whether or not Landlord was in default, such dispute shall be determined by applicable legal proceedings.



            14.08. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above provisions for utilities and services. Any such changes shall not materially interfere with Tenant's use and enjoyment of the Demised Premises or result in material increased costs for Tenant.



                                   ARTICLE 15



                                   Alterations



            15.01. Requirements. Tenant may from time to time, at its expense,

make such alterations (herein called "Alterations") in and to the Demised

Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, provided and upon condition that:



                  (a) the outside appearance of the Building shall not be

            affected;



                  (b) the Alterations are to the interior of the Demised

            Premises and no part of the Building outside of the Demised Premises shall be affected;

                  (c) the proper functioning of the mechanical, electrical,

            sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased;



                  (d) before proceeding with any structural Alteration or any

            Alteration costing in excess of $25,000.00 per year, in the aggregate, to complete, Tenant shall submit to Landlord for

            Landlord's approval plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains

            Landlord's approval;



                  (e) Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose,

            however, it is agreed and understood that this provision shall not apply to cosmetic alterations or alterations wholly within the

            Demised Premises which do not effect the Buildings's structure or its mechanical systems;



                  (f) before proceeding with any Alteration in excess of

            $100,000 (exclusive of Tenant's initial installations which shall not be subject to this provision) Tenant shall obtain and deliver to

            Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York), each in an amount equal to one hundred twenty five

            (125%) percent of the cost of the Alteration as estimated by a reputable contractor designated by Landlord and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to

            Landlord;



                  (g) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations; and



                  (h) with respect to Alteration or improvement work costing more than $25,000, in the aggregate, Tenant agrees to pay to

            Landlord or Landlord's managing agent, as Additional Rent, promptly upon being billed therefor, a sum equal to the actual, commercially reasonable costs incurred by Landlord for indirect costs, field supervision and coordination in connection with such work, which are in excess of Landlord's day to day costs for operating the Building.



            Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration and any inspection thereof are solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.



            15.02. Permit. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of

Alterations and for final
approval thereof upon completion, and shall cause Alterations to be performed in a good and workmanlike manner, using new materials and equipment at least equal in class to the better of (i) the original installations of the Building, or

(ii) the then standards for the Building established by Landlord. Alterations effecting the Building's structure and/or its mechanical systems shall be performed by contractors first approved by Landlord provided, however, that any

Alterations in or to the mechanical, electrical, sanitary, heating, ventilating,

air-conditioning or other systems of the Building shall be performed only by licensed contractors(s) selected from a list of approved contractors maintained by Landlord (Landlord agrees that each contractor on said list shall have rates and charges which are commercially reasonable and in accordance with prevailing rates and charges in the Mitchel Field/Garden City/Westbury vicinity) which list

(which Landlord may modify from time to time) shall be furnished to Tenant on request. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon

Landlord in the maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense upon demand, as provided in Article 15. Throughout the performance of Alterations,

Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building,

under which Landlord and such other persons and entities as may be designated by

Landlord shall be named an insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish

Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. If any Alterations shall involve the removal of any fixtures, equipment or other property in the

Demised Premises which are not Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures,

equipment or other property of like utility and at least equal value unless

Landlord shall otherwise expressly consent.



            15.03. Violations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor,

services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the

Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrances or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for

Tenant or for any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant, upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

            15.04. Labor Strife. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alterations or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.



                                   ARTICLE 16



                            Escalations - Taxes, Etc.



            16.01. Definitions. As used in this Article 16 the following definitions shall apply:



                  (a) "Tax Year" shall mean each period of twelve months

            commencing January 1st in which occurs any part of the Term or such other period of twelve months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes by the Town taxing authority having jurisdiction over the Property.



                  (b) "Real Estate Taxes" shall mean the taxes and assessments

            (including special or extraordinary assessments) imposed upon the

            Property, including without limitation any School, State, County, or

            Town Tax. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied against Landlord in substitution, in whole or in part, for or in lieu of any tax which would otherwise constitute a Real Estate

            Tax, such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes hereof and shall be deemed to be included in the term "Real Estate Taxes".



                  (c) "Real Estate Tax Base" shall be as set forth in Section

            1.01.



                  (d) "Ground Lease Base Rent" shall mean the rental paid under the Ground Lease for the Building in 1997/1998.



                  (e) "Escalation Statement" shall mean a statement in writing signed by Landlord or Landlord's agent setting forth the amount payable by Tenant for a specified Tax Year or Operating or Lease

            Year (as the case may be) pursuant to this Article 16.



            16.02. Escalation. If the Real Estate Taxes or rental under the

Ground Lease for any subsequent year shall be greater than the Real Estate Tax

Base and/or the Ground Lease Base Rent, then Tenant shall pay to Landlord as

Additional Rent an amount equal to Tenant's Proportionate Share of such excess

(herein called the "Excess Payment"). Notwithstanding the foregoing, Tenant shall not be required to pay any Excess Payments attributable to increases in the Ground Lease Base Rent until the year 2003.

            16.03. Tax Payments. (a) Tenant's Excess Payment for each Lease Year shall be due and payable in twelve (12) equal installments, in advance, on the first day of each month during each Lease Year, based upon the Escalation

Statement furnished prior to the commencement of such Lease Year, until such time as a new Escalation Statement for a subsequent Lease Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Lease Year in respect of which such Escalation Statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Excess Payment with respect to such Lease Year and, in the event of an overpayment, Landlord shall permit

Tenant to credit against subsequent payments under this Article 16 the amount of

Tenant's overpayment. If there shall be any increase in Taxes and/or Ground

Lease Rent for any Lease Year, whether during or after such Lease Year, Landlord shall furnish a revised Escalation Statement for such Lease Year, and Tenant's

Excess Payment for such Lease Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, Real Estate Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Excess Payments for taxes shall be correspondingly accelerated or revised so that said Tenant's

Excess Payments for taxes are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.



            (b) If the real estate tax fiscal year of the relevant taxing authorities shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 16.03.



            16.04. Survival. Payments shall be made pursuant to this Article 16 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the Expiration Date.



            16.05. Tax Refunds. Reductions.



                  (a) If Landlord shall receive a refund of Real Estate Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Article, Tenant's Proportionate

Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same); provided, however, such payment or credit to Tenant shall in no event reduce Tenant's proportionate share of the Real Estate Taxes to less than the amount of the Real Estate Taxes for the Base Year. Tenant acknowledges and agrees, that Tenant shall not be entitled to receive any credit or refund that would reduce Tenant's proportionate share of Real Estate Taxes to below the amount of the Real Estate Taxes for the Base Year, except as specifically provided in sub-paragraph (c) below.



                  (b) In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced before Tenant shall have paid Tenant's Proportionate

Share of any excess thereof in
respect of such Tax Year pursuant to Section 16.03(a) hereof, the

Real Estate Taxes for such Tax Year shall be deemed to include any expenses,

including counsel fees, incurred by Landlord in connection with obtaining such reduction.



                  (c) Upon receipt by Landlord of proof, as documented from the appropriate taxing authority, that the property taxes for the Building have been reduced and/or a tax incentive has been granted solely as a result of Tenant's business and continued occupancy in the Town of Hempstead and Nassau County,

Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Lease, the full amount of such reduction, refund and/or tax incentive.



            16.06. Tax Proration. If a Tax Year ends after the Expiration Date or other termination of this Lease, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the Term.



                                   ARTICLE 17



                                  Environmental



            17.01. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substance from or in the Demised Premises during the Term or while Tenant is in possession thereof or from or on the Property if caused by

Tenant or Tenant's employees, agents, contractors, licensees, visitors or invitees; provided, however, that Landlord, its agents, employees or contractors are not the cause thereof. Tenant shall not allow the storage or use of such substances in any manner not permitted by law or by the highest standards prevailing in the industry for the storage and use of such substances, nor allow to be brought onto the Property any such substances except for the use in the ordinary course of Tenant's business, and then only after such written notice is given to Landlord of Tenant's intent to bring such substance, which shall be specifically identified, onto the Property. Without limitation, hazardous substances shall include those described in the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section

9601 et seq., any applicable state or local laws and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances on the

Demised Premises.



                                   ARTICLE 18



                                    Signs



            18.01. (a) If Tenant shall cause or permit any sign or other object to be placed on or affixed to any part of the Building not within the Demised

Premises without Landlord's written permission, Landlord shall have the right,

in addition to any other rights or remedies, without notice or liability to

Tenant, to remove and dispose of any such sign or other object and to make any repairs necessitated by such removal, all at Tenant's sole cost and expense, and

Landlord's cost and expense in performing such removal and repair shall be deemed Additional Rent payable with the next installment of Fixed Rent due hereunder.

                  (b) Tenant shall at all times during the Term of this Lease obtain, at its own cost and expense, all necessary permits and shall pay during the Term of this Lease all fees relating thereto. Copies of said permits shall be furnished to Landlord from time to time as they are issued and/or reviewed.

All such signs shall always be installed and maintained in full compliance with all local ordinance, rules and regulations of any governmental agency having jurisdiction thereover. Such signs shall be maintained and kept in good repair and in good and safe condition by the Tenant at its own cost and expense. At the expiration of the Term of this Lease, Tenant shall remove such signs installed by it and Tenant shall repair any damage to the Demised Premises or the Property that may result from either the installation or from the removal of the signs.

In all accident and liability insurance policies required to be maintained and furnished by Tenant in accordance with any of the provisions of this Lease, the

Tenant agrees that in addition to any other requirement of this Lease with respect thereto there shall also be included therein with respect to the coverage of hazards, for which such insurance is to be provided for the benefit,

of the Landlord, full coverage to the extent of the limits thereof for all hazards arising out of the installation and maintenance of all of Tenant's signs.



                  (c) Landlord will include Tenant's name(s) on the Building directory, provided the number of lines requested is not proportionately greater than Tenant's Proportionate Share of the total number of lines available on the

Directory.



                  (d) No signs or lettering of any nature may be put on or in any window nor on the exterior of the Building or elsewhere within the Demised

Premises such as will be visible from the street or the atrium of the Building.

No sign or lettering in the public corridors or on the doors are permitted except Landlord's standard name plaque and except for name of tenant and its related entities only as set forth on signs of similar size and style as presently existing elsewhere on the interior of the Building. Tenant may only maintain said signs on the specific floors of the Building wherein it leases space; Tenant is strictly prohibited from maintaining signs on specific floors of the Building where it does not lease space. In addition, Tenant shall have the right to install its trade name/logo in each elevator of the Building adjacent to the fifth and seventh floor buttons, subject to Landlord's prior reasonable approval.



                  (e) Notwithstanding anything contained herein to the contrary,

provided Tenant is not in default beyond applicable cure periods, Tenant shall have the right to retain the two (2) signs on or alongside each of the uppermost east and west sides of the Building, which display the Tenant's name. In addition, Landlord agrees that Tenant shall have the right to install, at

Tenant's sole cost and expense, two (2) additional signs on or alongside each of the uppermost north and south sides of the Building which are substantially the same as the signs which are presently maintained on the east and west sides of the Building, provided Tenant complies with subparagraph (b) above. Landlord shall contribute to the cost of the foregoing signs and/or the replacement,

upgrading and maintenance of the existing signs, to a maximum of $60,000.00,

upon submission to Landlord of bona fide paid bills for same which are received by Landlord on or before May 31, 1999. Landlord agrees that Tenant's right to maintain signs alongside each of the uppermost sides of the Building shall be exclusive so long as Tenant leases and occupies not less than two (2) full floors in the Building. Tenant agrees that Landlord shall have the right to install monument or building eyebrow signage identifying other tenants or the name/address of the Building, provided that any such tenant eyebrow signage shall be installed below the second floor windows and shall only be installed for/by a tenant leasing in
excess of 10,000 square feet in the Building and which tenant possesses: i)

national or regional (i.e. operating in five or more states) stature, and/or ii)

sales in excess of $250 million per year.



                                   ARTICLE 19



                       Limitation of Landlord's Liability



            19.01. Tenant shall look solely to the estate and interest of

Landlord in the Building for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other property or assets of Landlord or any of the partners, shareholders, members, fiduciaries or other principals of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease,

the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.



                                   ARTICLE 20



                                    Broker



            20.01. Landlord and Tenant covenant, warrant and represent to each other that they have not had discussions or negotiations with any broker concerning the leasing of space in the Building or concerning this Lease other than Island Realty Service Group, Inc. Landlord and Tenant agree to indemnify,

defend and hold each other harmless from and against any claim for a brokerage commission or other compensation arising out of any discussions or negotiations had by Landlord and/or Tenant with any other broker. Landlord shall be responsible for payment of the brokerage commission due to Island Realty Service

Group, Inc.



                                   ARTICLE 21



                       Default -- Conditions of Limitation



            21.01. Default. Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events an "Event of

Default" shall occur:



            (i) If Tenant shall default in the payment when due of any installment of Fixed Basic Annual Rent or in the payment when due of any

Additional Rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or



            (ii) If Tenant shall default in the observance or performance of any material term, material covenant or material condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of

Fixed Basic Annual Rent and Additional Rent) and Tenant shall fail to cure such default within fifteen (15) days after notice by Landlord to Tenant of such default or if such default is of such a nature that it cannot be completely remedied within said fifteen day period and Tenant shall not commence within said fifteen days, or shall not thereafter diligently prosecute to completion,

all reasonable steps necessary to remedy such default; or

            (iii) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or becomes insolvent, or shall file any petition or answer seeking any reorganization, arrangement,

composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or



            (iv) If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise seeking any reorganization, arrangement, composition, readjustment, liquidation,

dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, such proceedings shall not have been dismissed, or if, within sixty (60)

days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of

Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or



            (v) Notwithstanding anything to the contrary, if Tenant shall default in the observance or performance of any material term, material covenant or material condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or



            (vi) If the Demised Premises shall become deserted or abandoned unless Tenant continues to pay all Basic Annual Rent and Additional Rent as same becomes due and subject to any applicable grace periods and Tenant properly maintains security; or



            (vii) If Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 6, then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord,

at any time thereafter, at Landlord's option, may give to Tenant thirty (30)

days notice of termination of this lease and, in the event such notice is given and Tenant fails to cure within such thirty (30) day period, then this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration

Date. Notwithstanding anything to the contrary herein, Tenant shall remain liable for damages as provided in Article 23.



            If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii)

and (iv) of Section 21.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii)

and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under the within Lease.



                                   ARTICLE 22



                              Re-Entry by Landlord



            22.01. Summary Dispossess. If Tenant shall default in the payment of any Fixed Rent or Additional Rent and such default shall continue for fifteen

(15) days or if this Lease shall terminate as provided in Article 21, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises in accordance with applicable laws, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word

"re-enter", as used herein, is not restricted to its technical meaning. If this

Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provisions of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by

Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 23.



            22.02. Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including creditors, does hereby waive any and all rights and privileges so far as is permitted by law which Tenant and all such persons might otherwise have under any present or future law (a) to the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) to redeem the Demised Premises, (c) to re-enter or repossess the Demised Premises, or (d) to restore the operation of this Lease, after

Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this

Lease.



            22.03. Injunctive Relief. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.



            22.04. Retention of Monies. If this Lease shall terminate under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this

Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provisions of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any,

paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional

Rent due from Tenant at the time of such termination or re-entry or, at

Landlord's option, against any damages payable by Tenant under Article 23 or pursuant to law. Notwithstanding anything contained herein to the contrary,

Landlord agrees the balance of the Security Deposit, if any, remaining after satisfaction of all amounts due to Landlord from Tenant, shall be refunded to

Tenant within sixty (60) days after Landlord completes it final accounting.



                                   ARTICLE 23



                                     Damages



            23.01. Acceleration, Reletting. If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 22, or in the event of the termination of this

Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of

Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord,

either:



                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be,

            represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent under

            Articles 2 and 16 which would have been payable by Tenant

            (conclusively presuming the Additional Rent under Article 16 to be the same as was payable for the prior year, or if less than 365 days have then elapsed since the Commencement Date, the partial year immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised

            Premises, over (ii) the aggregate rental value of the Demised

            Premises for the same period, or



                  (b) sums equal to the Fixed Rent and the Additional Rent which would have been payable by Tenant had this Lease not so terminated,

            or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration

            Date hereof if this Lease had not so terminated or if Landlord had not so reentered the Demised Premises; provided, however, that if

            Landlord shall relet the Demised Premises during said period,

            Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting,

            including, without limitation, altering and preparing the Demised

            Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable
            against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting,

            except to the extent that such net rents are actually received by

            Landlord. If the Demised Premises or any part thereof shall be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.



            If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the

Demised Premises or any part thereof are relet, for its failure to collect rent,

and Tenant's liability for damages or otherwise under this Lease shall not be released or otherwise affected thereby.



            23.02. Successive Suits, etc. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require

Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 21, or under any provision of law, or had Landlord not re-entered the Demised Premises.

Nothing herein contained shall be construed to limit or preclude recovery by

Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised

Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in

Section 23.01.



            23.03. Condition of Premises. In addition, if this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the

Demised Premises under the provisions of Article 22, Tenant agrees that:



                  (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the Term hereof;



                  (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and

                  (c) for the breach of any covenant of Tenant set forth above in this Section 23.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).



            23.04. Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 21, if any Fixed Rent, Additional Rent or damages payable hereunder by Tenant to Landlord is not paid within five (5) days after its due date and/or demand therefor, the same shall bear interest at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.



            23.05. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 21, in the event Tenant both vacates the Demised

Premises and there is a default in the payment of Rent hereunder, or in the event Landlord obtains possession of the Demised Premises or terminates the

Lease by reason of a default by Tenant hereunder other than vacation of the

Demised Premises, Tenant shall pay to Landlord, as Additional Rent hereunder,

the amount of the unamortized cost of leasehold improvements made by the

Landlord amortized over the balance of the term of this lease.



                                   ARTICLE 24



                                    Surrender



            24.01. Condition of Premises. (a) On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as

Landlord is required to repair or restore under the Lease. Tenant shall remove from the Demised Premises all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Building and the Demised Premises occasioned by such removal.



            (b) All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the Demised Premises which are of a permanent nature and which cannot be removed without damage to the Demised Premises or Building shall become and be the property of Landlord,

and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Term of this Lease, except that Landlord shall have-the right and privilege at any time up to twenty (20) days prior to the expiration of the Term of the Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the

Demised Premises to its original condition, ordinary wear and tear and casualty excepted.

            24.02. Sunday, Holidays. If the date of termination of this Lease shall fall on a Sunday or a Holiday, then Tenant's obligations under Section

24.01 shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or Holiday.



            24.03. Tenant's Property. Any Tenant's Property or other personal property (other than money, securities, documents, or other valuables) which shall remain in the Demised Premises after termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such

Tenant's Property or other personal property or any part thereof shall be sold,

Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, cost of moving and storage, any arrears of Fixed Rent or Additional Rent and damages to which Landlord may be entitled hereunder or pursuant to law. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such

Tenant's Property or other personal property shall be reimbursed to Landlord by

Tenant on demand.



            24.04. Indemnification. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant shall indemnify Landlord against loss, liability claims, damage, cost and expense (including, without limitation,

reasonable attorneys' fees), resulting from delay by Tenant in so surrendering the Demised Premises as provided in Section 24.01, including any claims made by any succeeding tenant founded on such delay.



            24.05. Last Month. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's Property from the

Demised Premises, Landlord may immediately enter and alter, renovate and redecorate the Demised Premises, without elimination, diminution or abatement of

Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.



            24.06. Survival. Landlord and Tenant's obligations under this

Article shall survive the termination of this Lease.



                                   ARTICLE 25



                           Access to Demised Premises



            25.01. Landlord's Rights. Landlord and Landlord's Agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised

Premises at all reasonable times, upon not less than twenty-four (24) hours notice to Tenant, except in emergency situations, to examine the Demised

Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant or Tenant's

Agents shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary for an emergency, to use a master key or to forcibly enter the Demised premises; (ii)

to erect, install, use and maintain pipes, ducts and conduits in and through the

Demised Premises; (iii) to exhibit the Demised Premises to prospective tenants during the last twelve (12) months of the Term or any Renewal Term or to mortgagees and/or prospective purchasers of the Building at all other times;

(iv) to make such
decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating,

air-conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (vi) to install on the inside of the windows a film or other similar substance to reduce the usage of energy in the Building.



            25.02. Portions Reserved. All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the

Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised

Premises, all space in or adjacent to the Demised Premises used for shafts,

stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating,

air-conditioning, plumbing and other mechanical facilities, service closets and other Building facilities (other than the electric closet serving the Demised

Premises which shall be deemed a part thereof), and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation,

maintenance, alteration and repair, are hereby reserved to Landlord. Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant's access to Demised Premises. Nothing contained in this Article shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Demised Premises or the

Building.



            25.03. Third Party Access. Landlord and Landlord's Agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors,

sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building,

sanitation or other department of the Town, Village, County, City, State or

Federal Governments. Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this

Lease or the Demised Premises.



            25.04. No Eviction. The exercise by Landlord or Landlord's Agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this

Lease, or impose any liability upon Landlord, or Landlord's Agents, or upon any

Superior Lessor or Superior Mortgagee by reason of inconvenience or annoyance to

Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                   ARTICLE 26



                                     Waivers



            26.01. Order of Payment. If Tenant is in arrears in payment of Fixed

Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by

Tenant as to the items to which any such payments shall be credited.



            26.02. Counterclaims Defenses and Offsets. Subject to the provisions of Articles "10", "12", "13" and "14" of this Lease, it is hereby expressly covenanted and agreed by and between the parties hereto that the Tenant shall not be entitled to any abatement of Rent, or rental value, or diminution of Rent in any action between the parties hereto, or in any summary proceedings for the nonpayment of Rent, or in any other actions or proceedings by reason of any breach of the Landlord of any covenant contained in this Lease on its part to be performed, and that in any action by the Landlord against Tenant either for Rent or Additional Rent, or in any summary proceedings for nonpayment of rent, or in any other action or proceedings instituted by Landlord against Tenant, the

Tenant shall not have the right of set-off, recoupment or counterclaim for any damages which the Tenant may have sustained by reason of the Landlord's failure to perform any of the terms, covenants and conditions contained in this Lease on its part to be performed, or for any other cause. The Tenant shall be relegated to an independent action for damages and such independent action shall not at any time be brought or consolidated with any action or proceeding instituted by the Landlord. In addition to the foregoing, in any such action or summary proceeding brought by the Landlord against the Tenant for the collection of Rent or for the nonpayment of Rent, the Tenant does hereby waive and agree not to introduce any defense or counterclaim which the Tenant now has or hereafter may have, except the defense of payment. The Tenant, however, shall have the right to litigate any such claim in some independent action therefor, including the right to seek any equitable remedy which a court of competent jurisdiction is willing to grant to Tenant, and such independent action shall at no time be joined or consolidated with any such action or summary proceeding for nonpayment of Rent. This provision shall not apply in the event of total or partial destruction of the major portion of the Demised Premises.



            26.03. Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter whatsoever arising out of or in any way connected with this Lease,

the relationship of Landlord and Tenant and Tenant's use or occupancy of the

Demised Premises.



                                   ARTICLE 27



                               No Surrender, etc.



            27.01. Delivery of Keys, etc. No act or thing done by Landlord or

Landlord's Agents during the Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Term except a written instrument accepting such
surrender, executed by Landlord. No employee of Landlord or the Managing Agent shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised

Premises; however, if Tenant desires to have Landlord sublet the Demised

Premises for Tenant's account, Landlord, or Landlord's Agents are authorized to receive said keys for such purposes without releasing Tenant from any liability for loss of, or damage to, any of Tenant's Property or other effects in connection with such subletting. The failure of Landlord to seek redress for breach or violation of, or to insist upon the strict performance of, any term,

covenant or condition of this Lease on Tenant's part to be observed or performed shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of Rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Landlord's failure to enforce any Rules or Regulations against Tenant or against any other occupant of the Building shall not be deemed a waiver of any such Rules or

Regulations. No provision of this Lease shall be deemed to have been waived by

Landlord unless such waiver shall be set forth in a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and Additional Rent then due, no endorsement or statement on any check and no letter accompanying any check or other Rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and

Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other legal remedy.



                                   ARTICLE 28



                            Curing Tenant's Defaults



            28.01. Right to Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen

(15) days from the date Landlord gives Tenant notice of the default.



            28.02. Reimbursement. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever,

including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration or sooner termination of this Lease,

and interest on all sums advanced by Landlord under this Article at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills as Additional Rent.



                                   ARTICLE 29



                                     Notices



            29.01. Any notice, statement, request, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given,

rendered or made only if (i) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (ii) sent by overnight carrier, or (iii)

delivered by hand with receipt for delivery; addressed to the other party at the

Addresses for Notices set forth in Article 1 hereof (except that after the

Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given,

rendered or made (i) on the day so mailed, unless outside of the State of New

York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, (ii) on the day after being sent by overnight carrier, or (iii) on the day of delivery by hand. Either party may,

by notice as aforesaid, designate a different address or addresses for notices,

statements, demands, consents, approvals or other communications intended for

it.



                                   ARTICLE 30

                                     OMITTED



                                   ARTICLE 31

                                     OMITTED



                                   ARTICLE 32



                     No Representations -- Entire Agreement



            32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease,

is not relying upon, any warranties, representations, promises or statements,

except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this

Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                                   ARTICLE 33



                            Changes and Modifications



            33.01. No agreement shall be effective to change, modify, waive,

release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification,

waiver, release, discharge, termination or effectuation of the abandonment is sought.



            If any Superior Mortgagee shall require any modification of this

Lease, Tenant shall, at Landlord's request, promptly execute and deliver to

Landlord such instrument effecting such modification as Landlord shall require,

provided that such modification does not adversely affect in any material respect any of the Tenant's rights under this Lease.



                                   ARTICLE 34



                             Successors and Assigns



            34.01. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 6 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 21.



                                   ARTICLE 35



                              Inability to Perform



            35.01. The obligations of Tenant hereunder shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling; any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel,

supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.



                                   ARTICLE 36



                              Rules and Regulations



            36.01. Tenant and its employees and agents shall faithfully observe and strictly comply with the Rules and Regulations annexed hereto and made a part hereof as Exhibit C, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant which do not unreasonably affect the conduct of the permitted use of the Demised Premises.

Tenant's right to dispute the reasonableness of any changes in the Rules and

Regulations shall be deemed waived unless asserted by notice to Landlord within thirty (30) days after the date upon which Landlord shall have given notice to

Tenant of the adoption of any such changes, in which case such dispute shall be determined by arbitration pursuant to Article 30. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or

Regulation, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Landlord shall have no liability to Tenant for any violation of the same by any other tenant or occupant of the

Building.



                                   ARTICLE 37



                                    Consents



            37.01. Express Provision. The provisions of this Article shall apply only in cases where either party hereto shall have specifically agreed not to unreasonably withhold its consent or approval as provided in this Lease, or where this Lease expressly provides that a judgment, opinion, requirement, act,

sum of money or time limit be reasonable.



            37.02. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.



                                   ARTICLE 38

                                     OMITTED



                                   ARTICLE 39



                                Quiet Enjoyment



            39.01. If and so long as Tenant pays the Fixed Rent and Additional

Rent and performs and observes all the terms, covenants and conditions hereof on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the

Demised Premises during the Term without hindrance or molestation by any one claiming by, through or under Landlord, subject, however, to the terms of this

Lease.

                                   ARTICLE 40

                                     OMITTED



                                   ARTICLE 41



                                  Late Charge



            41.01. In the event that any payment of Fixed Rent or Additional

Rent required to be made by Tenant under this Lease shall be overdue, a one time late charge of six hundred and no/100 ($600.00) dollars may be charged by

Landlord for each such overdue payment, for the purpose of defraying the expenses incurred in handling delinquent payments It is understood that the late charge payable under this Article is in addition to the payment of interest on overdue payments pursuant to Section 23.04.



                                   ARTICLE 42



                                Miscellaneous



            42.01. Governing Law. Irrespective of the place of execution or performance, thin Lease shall be governed by and construed in accordance with the laws of the State of New York.



            42.02. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.



            42.03. Captions. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.



            42.04. Tenant's Covenants. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provisions of this Lease.



            42.05. Gender. All terms and words used in this Lease, regardless of the number of gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.



            42.06. Tenant's Occupancy of Other Space. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the

Demised premises, except with the prior written consent of Landlord in each instance.



            42.07. Excavation. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation' license to enter the Demised Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.



            42.08. Construction. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.



            42.09. Notice of Accident. Tenant shall give notice to Landlord,

promptly after Tenant learns thereof, of (a) any accident in or about the

Demised Premises or the Building for which Landlord might be liable, (b) any fire in the Demised Premises, (c) all damage to or defects in the Demised

Premises including fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible and (d) all damage to or defects in any parts or appurtenances of the air-conditioning, elevator, plumbing, electrical,

sanitary, mechanical or other service or utility systems located in or passing through the Demised Premises.



            42.10. Window Cleaning. Neither Tenant or Tenant's Agents or

employees will require, permit, suffer or allow the cleaning of any window in the Demised Premises from the outside (within the meaning of Section 202 of the

New York Labor Law) except in compliance with all applicable Regulations.



            42.11. No Offer to Lease. This Lease is not to be construed as an offer to lease and shall not in any way bind Landlord until such time as

Landlord shall have executed this Lease and made delivery thereof to Tenant.



            42.12. Name of Building. Landlord may adopt any name for the

Building, and Landlord reserves the right to change the name and/or address of the Building at any time.



                                   ARTICLE 43



                            Common Areas and Parking



            43.01. Landlord shall provide and shall make available from time to time within the boundaries of the Property such parking facilities, driveways,

entrances and exits thereto, landscape and planted areas, and other improvements and facilities, as Landlord shall at any time and from time to time deem appropriate (all the foregoing being collectively referred to in this Lease as

"Common Areas"). Tenant and its officers, employees, agents, customers and invitees shall have a nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common

Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and Tenant agrees, after notice thereof, to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall construct, operate, manage,

equip, repair, landscape, and maintain the Common Areas for their intended purposes in such manner as Landlord shall, in Landlord's sole discretion, from time to time determine. Landlord's rights respecting the Common Areas shall include (but shall not be limited to) the following:

                  (i) to construct, maintain and operate lighting facilities serving the Common Areas;



                  (ii) from time to time to change the area, level, location and arrangement of parking areas and other Common Area facilities, to make installations therein and to move or remove such installations,

            and to change the location of, or permanently diminish or

            discontinue the use of, any portion of the Common Areas;



                  (iii) to restrict parking by tenants, their officers, agents,

            employees, customers and invitees, to designated areas;



                  (iv) to discontinue, or restrict the use of, any portion of the Common Areas to such extent, and for such period of time, as may in the opinion of Landlord's counsel be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein;



                  (v) to temporarily suspend the use of all, or any portion of,

            the Common Areas; and



                  (vi) to take any other action with respect to the Common

            Areas, as Landlord, in his sole discretion, shall determine to be advisable.



            43.02. Tenant's right to use the Common Areas shall be deemed to be a license coterminous with this Lease, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent by reason of Landlord's exercise of any right or rights respecting Common Areas reserved pursuant to Section 43.01 hereof, nor shall the exercise of any such right be deemed a constructive or actual eviction.



            43.03. Tenant shall be entitled to free use of up to the number of parking spaces provided in Section 1.01 hereof for its employees and invitees.



            43.04. With respect to the parking of vehicles at the Property:



                  (a) If Landlord elects to designate a specific parking area for Tenant's use, Tenant shall require its personnel and visitors to park their vehicles only in parking spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come,

            first served" basis. Landlord reserves the right at all times to redesignate such parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas.



                  (b) All parking spaces and any other parking areas used by

            Tenant, its personnel and visitors will be at their own risk, and

            Landlord shall not be liable for any injury to person or property,

            or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.



                  (c) If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or
            maintenance of said area (snow or otherwise), and any such automobile is not relocated within the parking lot after reasonable notice from Landlord to do so, any costs or liabilities incurred by

            Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to

            Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as Additional Rent on the Fixed Rent payment date next following submission of a bill therefor.



            43.05. Tenant shall have the right to use the conference room located in the common areas of the first floor of the Building, upon such terms and conditions, and subject to the rules and regulations for the Building as promulgated by Landlord in its sole discretion, on a first come, first served basis in common with the other tenants of the Building. Notwithstanding anything contained herein or in the rules and regulations of the Building to the contrary, Landlord agrees that Tenant will not be charged for the first two times that Tenant uses the conference room each month.



            43.06. Tenant shall have the right to use the area set forth on

Exhibit E hereto, located in the first floor lobby of the Building, for the retail sale of flowers (the "Retail Space"), without charge to Tenant for Fixed

Rent, however, Tenant shall be responsible for payment of all charges for electric service and janitorial services for the Retail Space.



                                   ARTICLE 44



                                  Holding Over



            44.01. If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only at the greater of (i) one and one-half times the Fixed Rent due hereunder or (ii) the then prevailing market rate rent, as determined by Landlord in its sole and absolute discretion, plus all items of

Additional Rent provided herein, and either (i) or (ii) shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place, and otherwise upon the terms,

covenants and conditions herein specified so far as applicable. Acceptance by

Landlord of this Fixed Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect

Landlord's rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.



                                   ARTICLE 45



                          Industrial Development Agency



            45.01. Tenant represents that:



            (i) The performance under this lease by Tenant will not result in the removal of an industrial, manufacturing, warehousing, recreation or commercial plant or facility from one area of the State of New York, or in the abandonment of one or more of such plants or facilities within the State of New York, unless such removal or abandonment is reasonably necessary in Tenant's judgment to discourage Tenant from removing such other plant or facility to a location outside the State of New York, or is reasonably necessary to preserve the competitive position of Tenant in its industry; and



            (ii) Tenant shall use the Demised Premises for purposes permitted under the New York State Industrial Development Agency Act (constituting Title I of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated

Laws of New York), as amended, and Chapter 529 of the 1971 Laws of New York, as amended.



                                   ARTICLE 46



                              RIGHT OF FIRST OFFER



            46.01. In the event that any other space in the Building becomes available for rent on or before April 1, 2002, then, provided Tenant is not in default beyond applicable cure periods of any material terms or material provisions of this Lease, Landlord shall first offer such space to Tenant for lease. Tenant acknowledges and agrees that the foregoing right of first offer is subject to the rights of all existing tenants of the Building to renew their current leases whether or not the current leases contain a renewal option.

Landlord shall notify Tenant, in writing, within twelve (12) months of the date that a space in the Building will become available for lease. Tenant shall have seven (7) calendar days from the time Tenant receives such notice from Landlord to exercise this right of first offer, by written notice to Landlord, time being of the essence with respect to such notice. In the event that Tenant timely exercises the aforesaid option, it shall lease such additional space on the first, second and/or third floors of the Building upon terms and conditions then being offered by Landlord to the general market for like space in the Building;

and any additional space on the fourth or sixth floors of the Building shall be upon the same terms and conditions, including the then current Basic Annual

Rent, as set forth in this Lease, with the aggregate cost of Tenant improvements to be installed in the additional space by Landlord calculated as follows: $2.14 per square foot per month remaining in the lease term.



                                   ARTICLE 47



                                RENEWAL OPTION



            Landlord agrees that so long as Tenant is not in default beyond applicable cure periods of any of the material terms or material provisions of this lease and Tenant has not assigned the Lease or sub-let the Demised

Premises, Tenant shall have the option (the "Renewal Option") to renew the term of this lease for one (1) additional period of five (5) years (the "Renewal

Term"). The Renewal Term shall be upon the same terms and conditions as are herein contained except that the Fixed Rent shall be as determined to be 95% of

"fair" market rent for comparable space in the Building.



            Tenant shall exercise the Renewal Option by delivery of written notice to Landlord no later than nine (9) months prior to the commencement of the Renewal Term, time being of the essence with respect to such notice.

            Landlord shall provide an allowance to Tenant in an amount equivalent to Landlord's cost to repaint and re-carpet the Demised Premises using Building standard materials, at the commencement of the Renewal Term.

Nothing herein shall require Landlord to perform any other work, renovations or improvements upon demised premises or otherwise.



            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



WITNESS:                                LANDLORD:



                                        1600 STEWART AVENUE, L.L.C



                                        By: STEWART HOLDINGS, L.L.C.,

                                            its Member



                                        By: OAKTREE CAPITAL MANAGEMENT, LLC,

                                            its Manager



                                        By:_____________________________________

                                           Name:  Russel S. Bernard

                                           Title: Principal



                                        By:_____________________________________

                                           Name:  Michael S. Halpern

                                           Title: Vice President



WITNESS:                                TENANT:



                                        800-FLOWERS, INC.



_______________________                 By:_____________________________________

                                           Name: Christopher McCann

                                           Title: Senior Vice President



Tenant's Federal Tax Identification Number Is___________________________________

                                  EXHIBIT A



                           Description of Property



                                 TAX LOT 364



ALL that certain part place or parcel of land lying, being and situate near

Westbury, Town of Hempstead, County of Nassau and State of New York, being more particularly bounded and described as follows:



BEGINNING at the corner formed by the intersection of the southerly side of

Stewart Avenue and the westerly side of Merrick Avenue;



RUNNING THENCE from said point of beginning southerly along the westerly side of

Merrick Avenue South 19 degrees 37 minutes 12 seconds East 736.97 feet to a point and land now or formerly of The Long Island Railroad;



RUNNING THENCE generally westerly along said land of the Long Island Railroad,

the following five (5) courses and distances:



(1)   North 88 degrees 09 minutes 12 seconds West a distance of 135.00 feet;



(2)   North 1 degree 50 minutes 48 seconds East a distance of 10.00 feet;



(3)   North 88 degrees 09 minutes 12 seconds West a distance of 60.00 feet;



(4)   South 1 degree 50 minutes 48 seconds West a distance of 10.00 feet;



(5)   North 88 degrees-09 minutes 12 seconds West a distance of 117.60 feet to a point and land now or formerly of the County of Nassau;



RUNNING THENCE northerly and westerly along said land now or formerly of the

County of Nassau the following five (5) courses and distances:



(1)   Along the arc of a curve bearing to the left, having a radius of 500.00 feet a distance of 168.06 feet;



(2)   Along the arc of a curve bearing to the left having a radius of 1,000.00 feet a distance of 118.69 feet;



(3)   North 52 degrees 32 minutes 40 seconds West a distance of 368.00 feet;



(4)   Along the arc of a curve bearing to the right having a radius of 150.00 feet a distance of 360.07 feet;



(5)   North 84 degrees 59 minutes 30 seconds East 18.03 feet to the southerly side of Stewart Avenue;

RUNNING THENCE southerly and easterly along the southerly side of Stewart

Avenue, the following two courses and distances:



(1)   South 1 degree 50 minutes 48 seconds West a distance of 7.99 feet;



(2)   South 88 degrees 09 minutes 12 seconds East 449.81 feet to the corner formed by the intersection of the southerly side of Stewart Avenue and the westerly side of Merrick Avenue and the point or place of BEGINNING.



                                 TAX LOT 365



ALL that certain plot, piece or parcel of land, lying, being and situate near

Westbury, Town of Hempstead, County of Nassau and State of New York, being more particularly bounded and described as follows:



BEGINNING at a point on the easterly side of Meadowbrook State Parkway, distant

227.89 feet southerly from the corner formed by the intersection of the southerly side of Stewart Avenue and the easterly side of Meadowbrook State

Parkway;



RUNNING THENCE from said point of beginning southerly along the Meadowbrook

State Parkway entrance and exit ramp the following three (3) courses and distances:



(1)   South 52 degrees 32 minutes 40 seconds East a distance of 515.73 feet;



(2)   Along the arc of a curve bearing to the right having a radius of 942.00 feet a distance of 111.80 feet;



(3)   Along the arc of a curve bearing to the right having a radius of 442.00 feet a distance of 116.64 feet to a point and land now or formerly of the

      Long Island Railroad;



RUNNING THENCE westerly along said land of the Long Island Railroad the following two (2) courses and distances:



(1)   North 88 degrees 09 minutes 12 seconds West a distance of 149.20 feet;



(2)   Along the arc of a curve bearing to the left, having a radius of 5,759.65 feet a distance of 209.50 feet to the easterly side of Meadowbrook State

      Parkway;



RUNNING THENCE northerly along said easterly side of Meadowbrook State Parkway the following two (2) courses and distances:



(1)   Along the arc of a curve bearing to the left having a radius of 4,977.01 feet a distance of 286.15 feet;



(2)   North 0 degrees 59 minutes 26 seconds West a distance of 268.40 feet to the point or place of BEGINNING.

                               OVERALL DESCRIPTION



ALL that plot, place or parcel of land, lying, being and situate near Westbury,

County of Nassau and State of New York, being more particularly bounded and described as follows:



BEGINNING at the corner formed by the intersection of the southerly side of

Stewart Avenue and the westerly side of Merrick Avenue;



RUNNING THENCE from said point of beginning southerly along the westerly side of

Merrick Avenue South 19 degrees 37 minutes 12 seconds East 736.97 feet to a point and land now or formerly of the Long Island Railroad;



RUNNING THENCE generally westerly, along said land of the Long Island Railroad,

the following six (6) courses and distances:



(1)   North 88 degrees 09 minutes 12 seconds West, a distance of 135.00 feet;



(2)   North 1 degree 50 minutes 48 seconds East, a distance of 10.00 feet;



(3)   North 88 degrees 09 minutes 12 seconds West, a distance of 60.00 feet;



(4)   South 1 degree 50 minutes 48 seconds West, a distance of 10.00 feet;



(5)   North 88 degrees 09 minutes 12 seconds West, a distance of 334.01 feet;



(6)   Along the arc of a circle bearing to the left, having a radius of 5,759.65 feet, a distance of 209.50 feet to the easterly side of Meadowbrook State

      Parkway;



RUNNING THENCE northerly and westerly along said easterly side of Meadowbrook

State Parkway, the following two (2) courses and distances:



(1)   Along the arc of a curve bearing to the left, having a radius of 4,977.01 feet, a distance of 286.15 feet;



(2)   North 0 degrees 59 minutes 26 seconds West, a distance of 496.29 feet to the southerly side of Stewart Avenue;



RUNNING THENCE easterly along said southerly side of Stewart Avenue, along the arc of a curve bearing to the right, having a radius of 5,337.85 feet a distance of 252.61 feet to a point;



RUNNING THENCE southerly South 1 degree 50 minutes 48 seconds West 7.99 feet to the widened line of Stewart Avenue;



RUNNING THENCE easterly along the widened southerly line of Stewart Avenue South

88 degrees 09 minutes 12 seconds East a distance of 449.81 feet to the point or place of BEGINNING.

EXCEPTING THEREFROM such land as is necessary to provide for the entrance and exit ramps of Meadowbrook State Parkway, said exception parcel being more particularly bounded and described as follows:



BEGINNING at the corner formed by the intersection of the easterly side of

Meadowbrook State Parkway and the southerly side of Stewart Avenue;



RUNNING THENCE from said point of beginning easterly along the southerly side of

Stewart Avenue, along the arc of a curve bearing to the right, having a radius of 5,337.85 feet a distance of 252.61 feet to a point;



RUNNING THENCE southerly, along the easterly side of said Meadowbrook Parkway entrance and exit ramp, the following five (5) courses and distances:



(1)   South 84 degrees 59 minutes 30 seconds West, a distance of 18.03 feet;



(2)   Along the arc of a curve bearing to the left, having a radius of 150.00 feet, a distance of 360.07 feet;



(3)   South 52 degrees 32 minutes 40 seconds East, a distance of 368.00 feet;



(4)   Along the arc of a curve bearing to the right, having a radius of 1,000.00 feet a distance of 118.69 feet;



(5)   Along the arc of a curve bearing to the right, having a radius of 500.00 feet, a distance of 168.06 feet to a point and land now or formerly of the

      Long Island Railroad;



RUNNING THENCE westerly along said land now or formerly of the Long Island

Railroad, North 88 degrees 09 minutes 12 seconds West, 67.21 feet to the westerly side of said Meadowbrook Parkway entrance and exit ramp;



RUNNING THENCE northerly along said entrance and exit ramp, the following four

(4) courses and distances:



(1)   Along the arc of a curve bearing to the left, having a radius of 442.00 feet, a distance of 116.64 feet;



(2)   Along the arc of a curve bearing to the left, having a radius of 942.00 feet, a distance of 111.80 feet;



(3)   North 52 degrees 32 minutes 40 seconds West, a distance of 515.73 feet;



(4)   North 0 degrees 59 minutes 26 seconds West, a distance of 227.89 feet to the point or place of BEGINNING.

                                  EXHIBIT C



                            RULES AND REGULATIONS



            (1) The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenant's premises for the tenants and their employees, licenses and invitees, and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances, or obstruction of any of the sidewalks,

plazas, entrances, corridors, elevators, fire exits or stairways of the

Building. The Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.



            (2) The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he request such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the

Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed,

but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from-the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission,

exclusion or ejection of any person to or from the tenant's premises or the

Building under the provisions of this rule.



            (3) No tenant shall obtain or accept for use in its premises ice,

food, beverages, barbering, boot lacking, floor polishing, lighting maintenance,

cleaning or other similar services from any person not authorized by the

Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord. It is agreed understood that this provision shall not apply to take-out food ordered in by Tenant.

            (4) No awnings or other projections over or around the windows shall be installed by any tenant, and only such window coverings as are supplied or permitted by the Landlord shall be used in a tenant's premises.



            (5) There shall not be used in any space, nor in the public halls of the Building, either by the Tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.



            (6) All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun,

during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.



            (7) No noise, including the playing of any musical instruments,

radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved in writing by the Landlord. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.



            (8) Tenant shall not permit any foul odors emanating within the premises to seep into any other portion of the Building.



            (9) No acids, vapors or other materials shall be discharged into the waste lines, vents or flues of the Building which may cause damage thereto. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweeping, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants,

employees, agents, visitors or licensees shall have, caused the same.



            (10) No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

Signs and lettering on doors shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Tenant shall not use any advertising which impairs the reputation of the Building or its desirability as a first class office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.



            (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord,

which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord. It is understood that Tenant shall have the right to designate "secured" rooms within the Demised Premises for which Landlord shall not be provided keys. Tenant agrees to supply a list of the area(s) so secured to Landlord.



            (12) No tenant shall install any resilient tile or similar floor covering in the premises except in such manner as may be approved by Landlord.



            (13) No tenant or occupant shall engage or pay any employees in the

Building, except those actually working for the management company employed by

Landlord for the Building.



            (14) No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares, or merchandise of any kind or a restaurant, shop booth, bootblack or other stand, or for the conduct of any business or occupation which predominately involves direct patronage of the general public in the Premises or for manufacturing or for other similar purposes.



            (15) The tenant's employees shall not loiter around the hallways,

stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.



            (16) If the premises become infested with insects or vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.



            (17) Tenant shall not install nor permit to be installed any vending machines for public use.



            (18) The floors, windows, doors and transoms that reflect or admit light in passageways, or into any place in the Building, shall not be covered or obstructed by any of the tenants.



            (19) Nothing shall be placed on the outside of the Building or of the windows, window sills or projections.



            (20) No tenant shall cause unnecessary labor by reason of

carelessness and indifference to the preservation of good order and cleanliness in its premises or in the Building.



            (21) No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the premises or permitted therein.



            (22) A directory in a conspicuous place on the first floor will be provided by the Landlord, on which the names of tenants will be placed by

Landlord.



            (23) Tenant shall not use or keep in the Building any explosives,

kerosene, gasoline, benzine, camphene, burning fluid or other illuminating material, except for that which is permitted by Landlord's insurance coverage and Tenant's insurance coverage.

            (24) No tenant, or any other employee of any tenant, shall go upon the roof of the Building without the written consent of the Landlord.



            (25) No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by the Landlord. The Landlord shall prescribe the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. The Landlord in all cases retains the right to prescribe the weight and proper position of such heavy furniture and safes. All damages done to the Building by taking in or out such merchandise, heavy furniture or safes or any damages done to the Building while any of the said property shall be therein, shall be made good and paid for by tenant on demand.



            (26) No article shall be fastened to or holes drilled or nails or screws driven into the walls or partitions which are greater than 5/8" long, nor shall the wall or partitions be in any way marked or broken, nor shall any attachment be made to the electric-lighting wires of the Building for storing of electricity, or for the running of motors or other purposes, nor shall any

Tenant use any other method of heating than that provided by Landlord, without the written consent of Landlord. No mechanics shall be allowed in or about the

Building other than those employed by the Building Management without the written consent of the Landlord first having been obtained.



            (27) Pursuant to Article 36, the Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as, in Landlord's judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the

Building, and for the preservation of good order therein which, when so made,

and notice thereof given to the tenant, shall have the same force and effect as if originally made a part of the foregoing lease; provided that such other and further rules and regulations shall not be inconsistent with the proper and rightful enjoyment by the tenant under the foregoing lease of the premises therein referred to.

                                    EXHIBIT D



                                CLEANING SCHEDULE



                          LANDLORD'S CLEANING SERVICES



I.    LAVATORIES (in common hallways only):

      (nightly unless otherwise noted)



      A.    Clean and disinfect all bowls, seats, urinals and sinks.



      B.    Clean all mirrors.



      C.    Empty all trash receptacles and sanitary napkin disposal receptacles and remove to a designated area.



      D.    Wipe dry all metal work.



      E.    Refill all soap, paper towel, toilet tissue and seat cover dispensers.



      F.    Sweep and damp mop tile floors with disinfectant.



      G.    Wipe clean the exterior or all waste cans and dispensing units.



      H.    Spot clean and disinfect all walls and partitions.



      I.    Scrub flooring as necessary.



      J.    Remove smudges from doors, doorframes and light switches.



II.   COMMON HALLWAYS AND CORRIDORS:

      (nightly unless otherwise noted)



      A.    Spot clean all glass.



      B.    Clean all drinking fountains.



      C.    Vacuum all carpeted areas, as necessary.



III.  RUBBISH REMOVAL SERVICE:



      Remove all ordinary, office dry rubbish and paper from waste paper receptacles nightly, Monday through Friday, Holidays excepted.

IV.   WINDOW CLEANING SERVICE:



      Clean the outside of all exterior windows periodically during the year as

      Landlord deems necessary.

      THIS is by GIFT HOUSE, INC., as successor to McCann Companies Inc., a

Delaware Corporation, having its principal place of business at 1600 Stewart

Avenue, Westbury, New York I 1530 (hereinafter referred to as "Guarantor"), to

1600 STEWART AVENUE, L.L.C., a Delaware limited liability company ("Landlord"),

having its offices at c/o Oaktree Capital Management, LLC, 550 South Hope

Street, 22nd Floor, Los Angeles, California 90071, Attn: Michael A. Halperin

(the "Landlord"), on this ____ day of May, 1998



      At the request of the Guarantor, the Landlord has entered into a lease

(the "Lease") of office space with 800-FLOWERS, INC., (the "Tenant") in premises located at 1600 Stewart Avenue, Westbury, New York I 1590 New York (the

"`Demised Premises"), winch is dated the same date as this guaranty and



      The Landlord would not have entered into the Lease except for the request of the Guarantor and the execution and delivery of this guaranty; and



      In consideration of the Landlord entering into the Lease with the Tenant:



      The Guarantor jointly and severally agrees as follows:



      1. Guaranty. The Guarantor, for itself and its legal representatives,

guarantees the prompt payment when due, or whenever payment may become due under the terms of the lease, of all payments of rent, additional rent, and all other charges, expenses ant costs of every laud and nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between the Landlord and the

Tenant directly or indirect related to the Lease; and the complete and timely performance, satisfaction and observation of the terms and conditions of the

Lease, rules and regulations and related obligations arising by reason of the

Lease, required to be performed satisfied or observed by the Tenant.



      2. Coverage of guaranty. This guaranty extends to any and all liability which the Tenant has or may have to the Landlord by reason of matters occurring after the expiration of the term of the lease by reason of removal of Tenant property, surrender of possession, Tenant's default, or other matters. This guaranty extends to any successor of the Tenant, any assignee or sublessee of the Tenant, to any extensions or renewals of the Lease, and to any term established by reason of the holdover of the Tenant, an assignee or sublessee.



      3. Performance guaranty. In the event that the Tenant fails to perform,

satisfy or observe the teens and conditions of the Lease, rules and regulations,

and related Lease obligations required to be performed, satisfied or observed by the Tenant, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of the Tenant. The Guarantor shall pay, reimburse and indemnify the Landlord for any and all damages, costs,

expenses, losses and other liabilities arising or resulting from the failure of the Tenant to perform, satisfy or observe regulations and related obligations.



      4. Waiver of notices. Without notice to or further from the Guarantor, the

Landlord may waive or modify any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligations of the Tenant. These actions may be taken by the Landlord without discharging or otherwise affecting the obligations of the Guarantor.



      5. Lease security. This guaranty shall remain in full force and effect,

and the Guarantor shall be fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the lease, or the receipt, disposition, application, or release of any security deposit or other collateral, now or hereafter held by or for the Landlord



      6. Unconditional Obligations. The liability of the Guarantor is direct,

immediate, absolute, continuing, unconditional and unlimited. The landlord shall not be required to pursue any remedies it may have against the Tenant or against any security deposit or other collateral as a condition to enforcement of this guaranty. Nor shall the Guarantor be discharged or released by reason of the discharge or release of the tenant for any reason, including a discharge in

Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in Bankruptcy a stay or other enforcement restriction, or any other reduction, modification,

impairment or limitations of the liability of the Tenant or any remedy of the

Landlord, including but not limited to the Landlord's obtaining of a judgment of possession and the issuance and/or execution of a warrant of eviction issued by any count of competent jurisdiction. The Guarantor assumes all responsibility for bang and keeping himself informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of non-performance by Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.



      7. Binding effect. This guaranty is binding upon the Guarantor, his legal representatives and assigns, and is binding upon and shall inure to the benefit of the Landlord, its successors and assigns. No assignment or delegation by the

Guarantor shall release the Guarantor of his joint and several liability and obligations under this guaranty includes also the first and any successive assignee or sublessee of the Tenant or any assignee or sublessee of the Tenant.



      8. Modification. This guaranty may not be modified orally, but only by a writing signed by the Guarantor and the Landlord. Modifications include any waiver, change, discharge, modification, or termination.



      IN WITNESS WHEREOF, the Guarantor has duly signed this guaranty on the date stated above.



WITNESS:                                Guarantor:



                                        800 GIFT HOUSE, INC.



                                        By:_____________________________________

                                           Christopher McCann, V.P.

STATE NEW YORK                )

                              )ss.:

COUNTY OF NASSAU              )



      On the ________ day of May, 1998, before me personally came James F.

McCann to me known to be the President of 800 GIFT HOUSE, INC., the corporation described in and which executed the foregoing instrument'; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                        ________________________________________

                                                       Notary Public